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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43085 and 33-16341) and in the Registration Statements on Form S-8 (No. 333-62647, 333-59467, 333-28419, 333-16413,
333-16415, 333-03383, 33-61739, 33-06209, 33-57237 and 33-55783) of Lear
Corporation of our report dated March 31, 1999 relating to the combined financial statements of UT Automotive, Inc., which appears in the Current Report on Form 8-K of Lear Corporation dated May 4, 1999.



PricewaterhouseCoopers LLP

Bloomfield Hills, Michigan
May 3, 1999